UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 12, 2015
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BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)
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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400 (Zip Code)

605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Purchase Agreement

On July 12, 2015, we entered into a definitive agreement to acquire SourceGas Holdings LLC (“SourceGas”) from investment funds managed by Alinda Capital Partners and GE Unit (NYSE:GE) GE Energy Financial Services. The acquisition will be effected pursuant to a purchase and sale agreement among Alinda Gas Delaware LLC, Alinda Infrastructure Fund I, L.P. and Aircraft Services Corporation (“ASC”), as Sellers, and Black Hills Utility Holdings, Inc., (“BHUH”) as Buyer (the “Purchase Agreement”), an Option Agreement by and among ASC, SourceGas and BHUH (the “Option Agreement”), and a Guaranty by Black Hills Corporation in favor of the Sellers (the “Guaranty”), referred to as the “Transaction”. Total consideration for the Transaction is $1.89 billion, including reimbursement of an estimated $200 million in capital expenditures through closing and the assumption of approximately $720 million of debt projected at closing. The consideration will be subject to a customary post-closing adjustment for cash, capital expenditures, indebtedness and working capital. Following completion of the Transaction, SourceGas will be a wholly-owned subsidiary of BHUH. SourceGas primarily operates four regulated natural gas utilities serving approximately 425,000 customers in Arkansas, Colorado, Nebraska and Wyoming and a 512-mile regulated intrastate natural gas transmission pipeline in Colorado.

At the closing, BHUH will acquire 99.5% of the outstanding equity interests of SourceGas under the terms of the Purchase Agreement. Further, at the closing, BHUH will receive an option to acquire the remaining 0.5% interest in SourceGas from ASC under the terms of the Option Agreement. Black Hills Corporation has guaranteed the obligations of BHUH under the terms of the Guaranty.

The agreements contain various provisions customary for transactions of this size and type, including representations, warranties and covenants with respect to the Arkansas, Colorado, Nebraska and Wyoming utility businesses that are subject to usual limitations. Completion of the sale transactions is subject to various conditions, including: (i) approval of the Arkansas Public Service Commission, Colorado Public Utilities Commission, Nebraska Public Service Commission and Wyoming Public Service Commission; (ii) the expiration or early termination of any waiting period under the Hart-Scott-Rodino Antitrust Act of 1976, as amended; and (iii) the absence of a material adverse effect on the utility businesses being sold.

The Purchase Agreement contains certain termination rights for all parties, including, among others, the right to terminate if the transaction is not completed by July 12, 2016 (subject to extension to October 12, 2016, under certain circumstances related to fulfillment of regulatory closing conditions).

The foregoing descriptions of the Transaction do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Option Agreement and Guaranty, copies of which are filed as exhibits to this Form 8-K and incorporated herein by reference. Each agreement contains representations and warranties of the parties made to (and solely for the benefit of) the other parties, and the assertions embodied in those representations and warranties are qualified by confidential information in schedules that the parties have exchanged with each other. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, because they were made as of the date of each agreement and are modified in important part by the disclosure schedules.

Financing Commitment
On July 12, 2015, we entered into a commitment letter (the “Commitment Letter”) with Credit Suisse Securities (USA) LLC and Credit Suisse AG, and its affiliates (collectively “Credit Suisse”). Pursuant to the Commitment Letter, Credit Suisse has committed to provide a 1-year senior unsecured bridge term loan credit facility (the “Bridge Term Facility”) in an aggregate principal amount of $1.17 billion to fund the Transaction. The commitment is subject to various conditions, including, (i) the absence of a material adverse effect having occurred with respect to SourceGas Holdings LLC and its subsidiaries, (ii) the execution of satisfactory definitive documentation and (iii) other customary closing conditions. Any permanent debt and equity financing obtained by Black Hills Corporation will reduce the amount of the commitment under the Commitment Letter, subject to certain exceptions.
A copy of the Commitment Letter is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing description of the Commitment Letter and the transaction contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter.

Item 7.01     Regulation FD Disclosure

On July 12, 2015, we issued a press release announcing we had entered into the Transaction described above under Item 1.01. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K. This press release is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

2.1
Purchase and Sale Agreement by and among Alinda Gas Delaware LLC, Alinda Infrastructure Fund I, L.P. and Aircraft Services Corporation, as Sellers, and Black Hills Utility Holdings, Inc., as Buyer dated as of July 12, 2015 (excluding certain exhibits and schedules, which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).

2.2	Option Agreement by and among Aircraft Services Corporation, as ASC, SourceGas Holdings LLC, as the Company and Black Hills Utility Holdings, Inc., as Buyer.

2.3	Guaranty of Black Hills Corporation in favor of Alinda Gas Delaware LLC, Alinda Infrastructure Fund I, L.P. and Aircraft Services Corporation, dated as of July 12, 2015.

10.1	Commitment Letter by and among Black Hills Corporation and Credit Suisse Securities (USA) LLC and Credit Suisse AG dated as of July 12, 2015.

99.1	Press Release dated July 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By:/s/ Richard W. Kinzley
Richard W. Kinzley
Senior Vice President and Chief Financial Officer
Date:July 14, 2015

Exhibit Index

Exhibit #

2.1
Purchase and Sale Agreement by and among Alinda Gas Delaware LLC, Alinda Infrastructure Fund I, L.P. and Aircraft Services Corporation, as Sellers, and Black Hills Utility Holdings, Inc., as Buyer dated as of July 12, 2015 (excluding certain exhibits and schedules, which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).

2.2	Option Agreement by and among Aircraft Services Corporation, as ASC, SourceGas Holdings LLC, as the Company and Black Hills Utility Holdings, Inc., as Buyer.

2.3	Guaranty of Black Hills Corporation in favor of Alinda Gas Delaware LLC, Alinda Infrastructure Fund I, L.P. and Aircraft Services Corporation, dated as of July 12, 2015.

10.1	Commitment Letter by and among Black Hills Corporation and Credit Suisse Securities (USA) LLC and Credit Suisse AG dated as of July 12, 2015.

99.1	Press Release dated July 12, 2015.